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                                                                  EXHIBIT 23 (b)





                       CONSENT OF INDEPENDENT ACCOUNTANTS





        We consent to the incorporation by reference in the previously filed Registration Statements of Battle Mountain Gold Company on Form S-3 No. 33-51921 and 333-06305 and Form S-8 Nos. 33-14605, 33-22146, 33-47570
        and 33-53195 of our report dated June 27, 1996, on our audit of the financial statements of Lihir Gold Ltd. as of December 31, 1995, and for the year then ended, which report is included in this Annual
        Report on Form 10-K/A.


        COOPERS & LYBRAND

        Port Moresby, Papau New Guinea
        October 17, 1996